EX-99.906CERT

CERTIFICATION

Graham Tanaka, President, and Samuel Morrow, Chief Financial Officer of TANAKA Funds Inc., (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2009 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

TANAKA Funds, Inc. Trust

TANAKA Funds, Inc. Trust

/s/Graham Tanaka

/s/Samuel Morrow

Graham Tanaka

Samuel Morrow

Date:  December 17, 2010

Date:  December 17, 2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to TANAKA Funds, Inc. Trust and will be retained by TANAKA Funds, Inc. Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.